UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2009

Baldor Electric Company

Exact name of registrant as specified in its charter

Missouri	01-07284	43-0168840
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification No

5711 R. S. Boreham, Jr., St Fort Smith, Arkansas	72901
Address of principal executive offices	Zip Code

Registrant’s telephone number, including area code 479-646-4711

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement

On March 31, 2009, Baldor Electric Company and certain of its subsidiaries entered into an amendment to its credit agreement with BNP Paribas, as administrative agent, and certain of the lenders under the credit agreement. The amendment relaxes both the total leverage and senior secured leverage ratios. Pricing on the term loan increased to LIBOR plus 3.25% (from LIBOR plus 1.75% currently), and a 2.0% LIBOR floor was added. The company paid a 0.75% amendment fee on the sum of the revolving credit commitment and outstanding term loan.

The total leverage ratio covenant was amended as follows:

Period	Prior to the Amendment	As Amended
Effective June 30, 2009	4.25	5.25
Effective December 31, 2009	3.75	5.25
Effective December 31, 2010	3.00	5.00
Effective March 31, 2011	3.00	4.75
Effective June 30, 2011	3.00	4.50
Effective March 31, 2012	3.00	3.50
And at all times thereafter

This summary does not purport to be complete and is qualified in its entirety by reference to the amendment, a copy of which is attached as Exhibit 10 hereto, and the credit agreement and first amendment thereto, which were filed as Exhibit 10.1 to the Company’s Current Report of Form 8-K, on February 6, 2007, and Exhibit 10.I.2.1 to the Company’s Annual Report of Form 10-K, on February 28, 2007, respectively.

Item 7.01	Regulation FD Disclosure

On April 1, 2009, Baldor Electric Company issued a press release announcing the amendment to its credit facility. A copy of the press release is attached as Exhibit 99.1 hereto, and is being furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits

(d)	See Exhibit Index

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Baldor Electric Company
(Registrant)

Date April 1, 2009	/s/ George E. Moschner
George E. Moschner
Chief Financial Officer and Secretary

INDEX OF EXHIBITS

Exhibit No.	Description
10	Credit Agreement Amendment

99.1	Company issued news release dated April 1, 2009